CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the SP Funds Dow Jones Global Sukuk ETF and the SP Funds S&P 500 Sharia Industry Exclusions ETF, each a series of Tidal ETF Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 10, 2019